EXHIBIT 5.1

                             WILLIAM S. CLARKE, P.A.
                                 ATTORNEY-AT-LAW
                      457 NORTH HARRISON STREET - SUITE 103
                           PRINCETON, NEW JERSEY 08540
                                   ----------
                            TELEPHONE: (609) 921-3663
                               FAX: (609) 921-3933


                                  June 4, 1998

Black Warrior Wireline Corp.
3748 Highway #45 North
Columbus, Mississippi  39701

Gentlemen:

     I have acted as counsel for Black Warrior Wireline Corp. (the "Company") in connection with the preparation of a Registration Statement filed by the Company under the Securities Act of 1933, as amended (File No. 333-__________) relating to a proposed public offering by certain holders thereof of an aggregate of 8,421,392 shares of Common Stock, $.01 par value (the "Common Stock"). Of such shares, 1,419,933 shares are issued and outstanding (the "Outstanding Shares"), 3,707,250 shares are issuable on exercise of outstanding common stock purchase warrants and options (the "Warrants"), and 3,294,209 shares are issuable on conversion of outstanding convertible notes (the "Convertible Notes").

     In my capacity as counsel to you, I have examined the original, certified, conformed photostats or xerox copies of all such agreements, certificates of public officials, certificates of officers, representatives of the Company and others and such other documents as I have deemed necessary or relevant as a basis for the opinions herein expressed. In all such examinations I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostat or duplicate copies. As to various questions of fact material to such opinions, I have relied upon statements or certificates of officials and representatives of the Company and others.

     On the basis of such examination, I advise you that, in my opinion (i) the shares of Outstanding Stock are validly issued, fully paid and non-assessable, and (ii) the shares of Common Stock, when sold, issued and paid for in accordance with the terms of the Warrants and on conversion of the Convertible Notes, will be legally issued, fully paid and non-assessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of my firm in the prospectus forming a part of such Registration Statement.

                                                     Very truly yours,

                                                     William S. Clarke, P.A.

                                                     By:  /s/ William S. Clarke
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                                                          William S. Clarke